Exhibit 99.1

Ubiquiti Networks Names Craig Foster as Chief Financial Officer

SAN JOSE, Calif., February 28, 2013 – Ubiquiti Networks, Inc. (Nasdaq: UBNT) (“Ubiquiti”), a next-generation communications technology company, today announced that Craig Foster will join the company as Chief Financial Officer, effective March 4, 2013. Mr. Foster will report directly to Founder, Chairman and Chief Executive Officer Robert J. Pera.

“Craig brings a compelling combination of financial and operating experience and a deep understanding of Ubiquiti’s business. He will play a key role in shaping overall strategy and creating the operational foundation to expand our business into new markets,” said Mr. Pera.

“I am thrilled to join Ubiquiti at such an exciting time for the company and the industry,” said Mr. Foster. “Ubiquiti’s disruptive technology is opening up new markets for Internet services where it wasn’t possible before. Ubiquiti’s unique operating model parallels my core beliefs on how companies should be optimized for growth and profitability. I look forward to working with the team to strengthen and expand this transformational business and help drive the next phase of growth.”

Mr. Foster joins Ubiquiti from Credit Suisse where he served as a director in the investment banking group focused on technology infrastructure and software from June 2012 to February 2013. From August 2007 to June 2012, he worked at UBS investment bank as an Executive Director, and most recently as the co-head of the software group. During his investment banking career Mr. Foster completed over $6 billion of investment banking transactions, including the initial public offering of Ubiquiti Networks in October 2011.

Prior to banking, Mr. Foster was an early employee of Loudcloud, Inc. and held a number of management positions in product management, business development and finance. He also held various positions at RBC Capital Markets, Open Market, Deloitte Consulting, and PriceWaterhouseCoopers.

Mr. Foster holds an M.B.A. in Finance from the Wharton School of Business and a B.A. in Economics from the University of California, San Diego.

About Ubiquiti Networks

Ubiquiti Networks (NASDAQ: UBNT) is closing the digital divide by building network communication platforms for everyone, everywhere. With over 10 million devices deployed in more than 180 countries, Ubiquiti is transforming under-networked businesses and communities. Our leading edge platforms airMAX™, UniFi™, airFiber™, airVision™, mFi™ and EdgeMAX™ combine innovative technology, disruptive price performance and the support of a global user community to eliminate barriers to connectivity. For more information, join our community at http://www.ubnt.com.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding CFO transition, release of new products and expected performance, price-performance disruptiveness, growth prospects, market positioning, short and long-term opportunities, and any statements or assumptions underlying any of the foregoing. You should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Ubiquiti Networks undertakes no obligation to update information contained in this press release. You should review our SEC filings carefully, particularly the discussions under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2012 and other filings filed with the U.S. Securities and Exchange Commission that identify risks that could cause actual results to differ from those made in such forward-looking statements.

Contact:

The Abernathy MacGregor Group

Amy Feng

asf@abmac.com

213-630-6550